UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 14, 2026
Chain Bridge Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-42302

Delaware	20-4957796
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1445-A Laughlin Avenue, McLean, VA	22101
(Address of principal executive offices)	(Zip Code)
(703)-748-2005
(Registrant’s telephone number, including area code)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered
Class A common stock, par value $0.01 per share	CBNA	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.
On July 14, 2026, the Board of Directors (the “Board”) of Chain Bridge Bancorp, Inc. (the “Company”), upon the recommendation of its Compensation Committee, adopted the Short-Term Incentive Cash Compensation Plan, effective July 14, 2026 (the “Short-Term Plan”). The Short-Term Plan is an annual cash incentive plan administered by the Compensation Committee, under which the Compensation Committee selects and classifies employees of Chain Bridge Bank, N.A. (the “Bank”), including the Company’s named executive officers, as eligible to receive annual cash incentive awards based on performance objectives determined by the Compensation Committee in accordance with the plan. Final approval of all awards rests with the Board, which acts upon the recommendation of the Compensation Committee for participants who are officers of the Company subject to Section 16 of the Securities Exchange Act of 1934. Award opportunities are expressed as a percentage of each participant’s salary based on the participant’s tier. Unless otherwise determined by the Compensation Committee, such percentage for the Company’s named executive officers is 100%. Awards under the plan are subject to the participant’s employment through the end of the year; provided, however, that if an individual’s employment terminates prior to the end of the year because of retirement after reaching age 65, death, or total disability, they will remain eligible for a prorated award under the Short-Term Plan.

Also on July 14, 2026, the Board, upon the recommendation of its Compensation Committee, adopted an amendment and restatement of the Company’s Long-Term Cash Incentive Plan (the “Long-Term Plan”), effective July 14, 2026, in which the Company’s named executive officers participate. As amended and restated, the Long-Term Plan provides that all unvested awards vest in full upon a participant’s separation from service on or after the participant’s retirement date (age 65) and after at least three years of service to the Bank, regardless of when the awards were granted. Under the Long-Term Plan as in effect before this amendment and restatement, only unvested awards granted at least three years before the participant’s retirement date vested upon such a separation from service. The amended and restated Long-Term Plan governs all awards outstanding as of the effective date that were granted on or after September 10, 2024 (the date of the prior amendment and restatement of the Long-Term Plan), including awards held by the Company’s named executive officers.

The foregoing summaries are qualified in their entirety by reference to the full text of the Short-Term Plan and the Long-Term Plan, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1*	Chain Bridge Bancorp, Inc. and Chain Bridge Bank, N.A. Short-Term Incentive Cash Compensation Plan
10.2*	Chain Bridge Bancorp, Inc. Amended and Restated Long-Term Cash Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management contract or compensatory plan or arrangement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAIN BRIDGE BANCORP, INC.
(Registrant)

Date: July 20, 2026	By:	/s/ John J. Brough
		Name: Title:	John J. Brough Chief Executive Officer and Director